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                                                                  Exhibit 10.65

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 20th day of February, 1996, by and among FIRST FINANCIAL CARIBBEAN CORPORATION, a Puerto Rico corporation (which, together with any successor thereto, is hereinafter referred to as the "Company") and FREDERICK C. TEED (the "Employee").

         WHEREAS, the Board of Directors of the Company believes that it is in the best interests of each such entity to enter into this Agreement with the Employee in order to assure the services of an executive with the experience and abilities of the Employee; and

         WHEREAS, the Board of Directors of the Company has authorized the execution of this Agreement with the Employee;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is agreed as follows:

         1. Employment. (a) The Employee is hereby employed as an Executive Vice President of the Company in charge of supervising banking, relations with banking regulators and strategic expansion of such operations within and outside Puerto Rico. The Employee shall have such other powers and duties as may from time to time may be prescribed by the Board of Directors of the Company. In the performance of such duties the Employee shall report to the Chairman of the Board and Chief Executive Officer of the Company.

                 (b) To the extent requested to do so by the Board of Directors of Doral Federal Savings Bank (the "Savings Bank"), the Employee also agrees to serve as an officer of the Savings Bank and to serve on the Asset and Liability, Management, Compliance and CRA Committees of the Savings Bank and to otherwise, provide assistance on regulatory matters.
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                 (c)      The Employee shall devote his best efforts and
substantially all business time and attention to the business and affairs of the Company and its subsidiaries and affiliated companies.

         2.      Competitive Activities.

                 (a) The Employee agrees that during the term of his employment hereunder, except with the express consent of the Board of Directors of the Company, he will not, directly or indirectly, engage or participate in, become a director of, accept employment from, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with any business of the Company or the Savings Bank; provided, however, that the Employee shall not thereby be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership does not require him to devote substantial time to the management or control of the business or activities in which he has invested.

                 (b) The Employee agrees and acknowledges that, by virtue of his employment hereunder, he will maintain an intimate knowledge of the activities and affairs of the Company and its subsidiaries, including trade secrets and other confidential matters. As a result, and also because of the special, unique and extraordinary services that the Employee is capable of performing for the Company and the Savings Bank or their competitors, the Employee recognizes that the services to be rendered by him hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. The Employee therefore agrees that if he fails to render to the Company any of the services required hereunder, the Company shall be entitled to immediate injunctive or other equitable relief to restrain the
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Employee from failing to render his services hereunder, in addition to any other remedies to which the Company may be entitled under law; provided, however, that the right to such injunctive or other equitable relief shall not survive the termination by the Company of the Employee's employment.

         3.      Compensation.

                 (a) Salary. During the term of this Agreement, the Employee shall be entitled to an annual salary established by the Board of Directors. The annual salary hereunder as of the Commencement Date (as defined in Section 5 hereof) shall be equal to $100,000. The Employee's salary shall be payable not less frequently than bi-weekly. Any adjustments in salary or other compensation shall in no way limit or reduce any other obligation of the Company hereunder. The Employee's salary in effect hereunder from time to time shall not thereafter be reduced.

                 (b) Discretionary year-end Bonus. The Employee shall also be entitled to annual year-end bonus, the amount of which is to be fixed, at the discretion of the Board of Directors of the Company, based on the goals assigned to the Employee by the Board of Directors of the Company.

                 (c) Incentive Bonus. (i) During the term of this Agreement, the Employee shall also be entitled to receive an annual incentive bonus equal to the lesser of (i) $100,000 and (ii) 1 1/2% of Adjusted Net Income of the Company to the extent such Adjusted Net Income exceeds an amount equal to a 15% Return on Equity Capital; provided, however, that for the first year of the Agreement (the calendar year ending December 31, 1996) the incentive bonus will be equal to 5/6 of the otherwise applicable amount;

                          (ii)  The incentive bonus shall be payable annually
by Company, within 30 days following the date on which its Annual
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Report on Form 10-K for the fiscal year ended the prior December 31 shall have been filed with the United States Securities and Exchange Commission; provided that such amount shall only be payable if the Employee shall have served as Executive Vice President of the Company pursuant to this Agreement for the entire fiscal year to which such payment relates and further provided, that for the year ended December 31, 1996 only one-half of the incentive bonus will be paid following the conclusion of such year, the remaining half shall be payable only if the Employee have served as Executive Vice President of the Company until the end of the fiscal year ended December 31, 1997. As used in this subsection (i), "Adjusted Net Income" means the consolidated annual net income earned by the Company and its subsidiaries after all taxes during the calendar year preceding the payment as determined in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and as shown by the Company's published consolidated financial statements audited by its independent accountants (hereinafter referred to as "GAAP"), such net income to be adjusted (A) by adding back to such net income any payments made pursuant to this subsection (c) and (B) by adding back to such net income any extraordinary items of income and expense such as merger related expenses. As used in this Subsection (c) "Equity Capital" means the Company's Stockholders' Equity including preferred stock at the December 31 immediately preceding the beginning of the fiscal year for which the calculation is being made, determined in accordance with GAAP and (2) "Return on Equity Capital" for any fiscal year means the percentage determined by dividing the Company's net income after all taxes determined in accordance with GAAP for such fiscal year by Equity Capital for such preceding December 31; provided that such calculation shall be adjusted as set forth in the immediately succeeding sentence. If the Company sells its equity securities during the fiscal year, Equity Capital shall be increased by the net proceeds to the Savings Bank(after expenses) of such sale multiplied by a fraction the numerator of which shall be the number
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of days in such fiscal year which had elapsed on the date of the closing of such sale and the denominator of which shall be 365.

                 (d) Automobile. The Company will provide the Employee with the use of an automobile for use in the affairs and business of the Company.

                 (e) Expenses. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, provided that the Employee properly accounts therefor in accordance with the then existing policy of the Company. Nothing contained herein shall authorize the Employee to make any political contributions, including but not limited to payments for dinners and advertising in any political party program or any other payment to any person, which might be deemed a bribe, kick-back or otherwise an improper payment or contribution under existing law or under the Company's policy or practice and no portion of the compensation payable hereunder is for such purpose.

                 (f) Withholding. Payments of any compensation under this Agreement shall be subject to reduction by the amount of any applicable federal, Commonwealth of Puerto Rico, state or municipal income, withholding, social security, state disability insurance or similar or other taxes or other items which may be required or authorized to be deducted by law or custom.

                 (g) No additional Compensation. No additional compensation shall be due to Employee for services performed of offices held in any other subsidiary, division, affiliate, or venture of the Company, including, but not limited to, the Savings Bank.
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         4.      Benefits.

                 (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled while employed hereunder to participate in, and receive benefits under, all plans relating to pension, thrift, profit-sharing, group life insurance, education, cash or stock bonuses, and other retirement or employee benefits or combinations thereof, that are maintained for the benefit of the Company's executive employees or for its employees generally.

                 (b) Fringe Benefits. The Employee shall be eligible while employed hereunder to participate in, and receive benefits under, any other fringe benefits programs which are or may become applicable to the Company's executive employees or to its employees generally.

                 (c) Medical Coverage. During the term of this Agreement, the Company shall provide coverage to the Employee under the Company's existing medical insurance plan or pay an amount not to exceed $500.00 per month to provide coverage under separate a medical insurance plan.

         5. Term. The term of employment under this Agreement shall be a period of twenty-two months commencing on March 1, 1996 (the "Commencement Date") and ending on December 31, 1997, subject to earlier termination as provided herein.

         6. Vacations. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                 (a) During the term of employment under this Agreement, the Employee shall be entitled to paid vacation equivalent to 18 working days to be taken in accordance with the plans, policies,
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programs or practices of the Company as in effect from time to time; and

                 (b) The timing of vacations shall be scheduled in a reasonable manner by the Employee subject to approval by the Chief Executive Officer of the Company.

         7.      Termination of Employment; Death.

                 (a) The Company may terminate the Employee's employment at any time, but any termination by the Company other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Agreement. If the employment of the Employee is involuntarily terminated, other than for "cause" as provided in this Section 7(a) or by reason of death or disability as provided in Sections 7(c) or 8, the Company shall pay the Employee his salary (but not any bonus, except for the portion ( 1/2) of the incentive bonus earned with respect to the year ended December 31, 1996, which is not payable until the following end of fiscal 1997) and provide to the Employee the same insurance benefits as he was receiving before the date of termination through the remaining term of this Agreement.

                          The terms "termination" or "involuntarily terminated"
in this Agreement shall refer to the termination of the employment of Employee without his express written consent.

                          In case of termination of the Employee's employment
for cause, the Company shall pay the Employee his salary through the date of termination, and the Company shall have no further obligation to the Employee under this Agreement. For purposes of this Agreement, termination for "cause" shall include termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty, insubordination, failure to perform stated duties, willful violation of any law, rule, or regulation (other
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than traffic violations or similar minor offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

                 (b) (i) The Employee's employment may be terminated by the Employee upon a failure of the Company to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice pursuant to Section 10 of such non-compliance has been given by the Employee to the Company.

                          (ii)  The Employee may terminate his employment
hereunder if a "change in control" occurs with respect to the Company.

                          For purposes of this Agreement, a "change in control
of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or successor provisions to such sections in the event such sections have been superseded), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities, or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor of the Company.

                          If the Employee shall terminate his employment
pursuant to this subsection 7(b)(ii) following a change of control of the Company, the Company shall pay as severance to Employee an amount equal to the amount of annual salary provided in
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Section 3(a) hereof for the remaining term of the Agreement plus any incentive bonuses under Section 3(c) earned to the date of such change of control but not yet paid; such payment to be made in a lump sum on or before the 15th day following the date of termination.

                 (c) In the event of the death of the Employee during the term of employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Company the salary of the Employee through the last day of the calendar month in which his death shall have occurred, and the term of employment under this Agreement shall end on such last day of the month.

                 (d) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Company's or the Savings Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. Section 1818(e)(3);
(g)(1), the Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                 (e) If the Employee is removed from office and/or permanently prohibited from participating in the conduct of the Company's or the Savings Bank's affairs by an order issued under Section 8(e)(4) or (g)(1)
of the FDIA, 12 U.S.C. Section 1818(e)(4) or (g)(1), all obligations of the Company under this Agreement shall terminate, as of the effective date of the order, but vested rights of the contracting parties hereto shall not be affected.
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                 8.       Disability.  If the Employee shall become disabled as
defined in the Company's then current disability plan or if the Employee shall be otherwise physically unable to serve, the Employee shall be entitled to receive group and other disability income benefits of the type then provided by the Company for other executive employees, of the Company. However, the Company shall be obligated to pay the Employee compensation pursuant to Sections 3(a) and (b) hereof only to the extent the Employee's salary would exceed the disability income benefits received pursuant to this Section. In addition, the Company shall have the right, upon resolution of its Board of Directors, to discontinue paying cash compensation pursuant to Sections 3(a) and (b) beginning six months following a determination that the Employee qualifies for the foregoing disability income benefits. To the extent, the Employee shall become disable prior to the completion of June 30 of any fiscal year he shall not be entitled to any compensation pursuant to Section 3(c) for such fiscal year.

                 9. No Assignments. (a) This Agreement is personal to each of the parties hereof, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that if the Company merges or consolidates into another entity controlled by it or any affiliate of any of the Company, or enters into a reorganization transaction in which the shareholder of the Company immediately prior to any such transaction become the shareholders of the resulting entity, then this Agreement maybe transferred to such resulting entity.

                 (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live,
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all such amounts (including that portion of the 1996 bonus which was earned but defined pursuant to Section 3(c)(ii) hereof), unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

                 10. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the last known respective address of the party hereto (provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of such entity), or to such other address as either party may have furnished to the other in writing in accordance herewith.

         11. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         12. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience of reference and shall not affect, or be used in connection with, the interpretation of this Agreement.

         13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or unenforceability of the other provisions hereof.

         14.     Governing Law.  This Agreement shall be governed by the law of the Commonwealth of Puerto Rico.
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         15.     Other Matters.  (a)  Except as provided in Section 9(b), any amounts payable hereunder are personal to the Employee and are not transferable or assignable either by the Employee's act or by operation of law, and no assignee, trustee in bankruptcy, receiver or other party whomsoever shall have any right to demand any such amounts or any other right with respect thereto.

                 (b) If and when questions arise from time to time as to the intent, meaning or application of any one or more of the provisions hereof, such questions will be decided by the Board of Directors of the Company or any committee appointed to consider such matters, or, in the event the Company is merged into or consolidated with any other corporation, by the Board of Directors (or a committee appointed by it) of the surviving or resulting corporation, and the decision of such Board of Directors or committee, as the case may be, as to what is a fair and equitable settlement of each such question or as to what is a fair and proper interpretation of any provision hereof or thereof shall be conclusive and binding up. The Employee understands that payment of any amounts hereunder, including any bonus, is not held or set aside in trust and that (1) the Company may seek to retain, offset, attach or similarly place a lien on such funds in circumstances where the Employee has been discharged for cause and, in addition, shall be entitled to do so for (x) malfeasance damaging to the Company, (y) conversion by the Employee of an opportunity of the Company, or (z) a violation of the Company's conflict of interest policy, in each case as determined in the sole discretion of the Company's Board of Directors and (2) in the event the Company is unable to make any payment under this Agreement because of receivership, insolvency, bankruptcy or similar status or proceedings, the Employee will be treated as a general unsecured creditor of the Company and may be entitled to no priority under applicable law with respect to such payments.
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                 (c)      Your acceptance of this Agreement will confirm that
you understand and agree that the granting of the incentive compensation referred to in Section 3(c) (the "incentive compensation"), and any action thereunder, does not involve any statement or representation of any kind by the Company as to the business, affairs, earnings or assets of the Company, or as to the tax status of the incentive compensation or the tax consequences of any payment thereof, or otherwise. You further agree that any action at any time taken by or on behalf of the Company or by its directors or any committee thereof, which might or shall at any time adversely affect you or the incentive compensation, may be freely taken notwithstanding any such adverse effect without your being thereby or otherwise entitled to any right or claim against the Company or any other person or party by reason thereof.

         16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Juan, Puerto Rico, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         17. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         SECTION 16 OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                           FIRST FINANCIAL CARIBBEAN CORPORATION






                                           By:     /s/ Salomon Levis
                                              --------------------------------
                                                     Salomon Levis
                                                Chairman of the Board and
                                                 Chief Executive Officer




                                                  /s/ Frederick C. Teed
                                              -----------------------------
                                                    Frederick C. Teed